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                                                                    Exhibit 10.7

                               EMPLOYMENT CONTRACT

     THIS CONTRACT entered into this 1st day of May, 2005, by and between James
L. Fritzemeier, hereinafter referred to as The Employee and Advisors REIT I, Inc., a Maryland corporation, hereinafter referred to as The Corporation.

W I T N E S S E T H:

     WHEREAS, The Employee desires to accept employment as a corporate employee; and

     WHEREAS, the Board of Directors of the Corporation has determined what a reasonable compensation will be for The Employee and has offered The Employee employment for such compensation and other benefits hereinafter set forth and The Employee is willing to accept employment on such terms:

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, it is agreed:

     1. EMPLOYMENT. The Corporation hereby employs The Employee and The Employee hereby accepts employment from The Corporation upon the terms and conditions herein set forth.

     2. TERM. The term of this Agreement shall begin on the date of this agreement and shall continue until terminated as hereinafter provided.

     3. SALARY. For all services rendered by the Employee under this Agreement, The Corporation shall pay the Employee a salary of Five Thousand Dollars ($5,000) per month during the term of this agreement payable on the dates determined by the Board of Directors. This monthly salary will automatically increase to $5,500 for any month in which deposits from subscriptions exceed $20,000,000. Such salary shall be reviewed by the Board of Directors annually based on financial results for the previous fiscal year beginning with fiscal year 2005.

     4. BONUS. See Bonus Plan Attached. The salary has been fixed by the Board of Directors. The Corporation may, in addition to his salary, pay the Employee a bonus in such amount as the Board of Directors shall determine is proper in relation to the income generated by the Employee.

     5. DUTIES. The Employee is employed to act as President on behalf of this Corporation. The Corporation shall have the power to determine what specific duties shall be performed. The Corporation shall have the power to determine the assignment of duties to The Employee and The Employee must perform the duties assigned to him by the Corporation. The Corporation shall have the power to dictate to the Employee what duties shall be performed, how they shall be performed, and when they shall be performed. The power to direct, control, and supervise the duties to be performed, the manner of performing said duties and the time for performing said duties shall be exercised by the Board of Directors of The Corporation.

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     6.   WORKING FACILITIES. The Corporation shall furnish The Employee with or make arrangements for office space, professional staff, supplies, equipment and such other facilities and services as are suitable to his position and adequate for the performance of his duties.

     7. PROFESSIONAL RELATIONSHIPS. The Employee recognizes that acting as an employee of The Corporation shall not affect any law, duty, right or privilege arising out of or applicable to services rendered by The Employee.

     8. INDEMNITY. The Corporation shall indemnify The Employee against any damages, costs and expenses, including reasonable attorney's fees, incurred in defending or compromising any action arising out of the rendition of services by The Employee. This indemnity shall survive the termination of this Agreement. Such indemnification shall cover only acts performed in good faith on behalf to the Corporation. The Corporation agrees to provide Directors and Officers insurance with coverage in an amount as determined by the Board of Directors.

     9. EXPENSES. All expenses incurred by The Employee in the normal course of corporate business, including, but not limited to, entertainment, promotion, education, and transportation, may be paid directly by The Corporation, or at the Employee's option, shall be reimbursed to the Employee by The Corporation upon presentation by The Employee of an itemized account of such expenditures. Such reimbursement of expenses to be covered by company policy as may be adopted by the Board of Director.

     10. FRINGE BENEFITS. The Corporation shall consider the adoption of a retirement program consisting of a pension and/or profit sharing plan for The Employee within three (3) years of the date of this Agreement. The Corporation shall provide an employee welfare plan as defined in Employee Welfare Plan Attachment.

     11. VACATION. The amount of vacation leave given to The Employee shall be mutually agreed upon between The Employee and The Corporation.

     12. DEATH DURING EMPLOYMENT. If The Employee dies during the term of his employment, The Corporation shall pay to the estate of The Employee the salary payable to said employee up to the end of the month in which his death occurs plus any declared and unpaid bonus. The Corporation shall consider paying the widow(er), or, if none, to the estate, a sum up to five thousand dollars cash as an additional death benefit in such event.

     13. DISABILITY. If The Employee becomes disabled, The Corporation hereby agrees to indemnify The Employee's full salary for a period not exceed sixty
(60) days. The above disability income will not include any benefits payable under Social Security.

     14. TERMINATION. Notwithstanding anything herein contained to the contrary, this contract may be terminated by any party hereto upon thirty (30) days written notice with or without cause.

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     15.  RIGHT TO DISCHARGE EMPLOYEE. The Corporation shall have at all times the right to discharge The Employee for cause.

     16. RELATIONSHIP BETWEEN THE PARTIES. The parties recognize that the Board of Directors of The Corporation shall manage the business affairs of The Corporation. The Employee shall be considered under the provisions of this Agreement as having employee status and shall be entitled to participate in any plans, arrangements or distributions by The Corporation pertaining to or in connection with any pension, profit sharing, bonus or other incentive plan established by The Corporation for its employees. Nothing herein contained shall be construed to give The Employee any interest in the physical assets or the accounts receivable of The Corporation.

     17. WAIVER OF BREACH. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach by any party.

     18. BINDING UPON HEIRS. The contract shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, personal representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              ADVISORS REIT I, INC.

A T T E S T:


/s/ Ted Knopp                                 BY /s/James L. Fritzemeier
-----------------------------                    -----------------------
Ted Knopp, Secretary                          James L. Fritzemeier, President


                                              /s/James L. Fritzemeier
                                              -----------------------
                                              James L. Fritzemeier, Employee

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                                 ADVISORS REIT I

                              EMPLOYEE WELFARE PLAN

Advisors REIT I adopts the following Employee Welfare Plan: Advisors REIT I will provide the following employee welfare benefits:

     - Medical and dental insurance premium reimbursement for Employee's existing medical and dental insurance policy, including some group term insurance.

     - A Sec 105 Plan in conjunction with $3,300 reimbursement for out of pocket medical, dental and drug expenses.

     - A Simple IRA plan which, currently requires Advisors REIT I to match employee contributions up to 3% of salary every year.

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                                 ADVISORS REIT I
                                 PRESIDENT - CEO
                                   BONUS PLAN

The President - CEO will be eligible for bonus calculated annually calculated in conjunction with the filing of our Federal income tax return. The calculation of the bonus is: 10% of base FFO (defined below) over 120% of the amount calculated as the invested funds of our stockholders multiplied times the weighted average cost of capital (WACC).

Base FFO equals:

     -  Federal taxable income, excluding gains or losses from sales of property

     -  Without the deduction for the dividend distribution deduction

     -  Without the deduction for the President - CEO bonus

Invested funds equal the total dollar amount that our stockholders invested in Advisors REIT I The weighted average cost of capital equals 7.0%

Example:
Base FFO:
Federal taxable income without CEO bonus or dividend deduction       1,800,000
Minus profit from real estate sales                                   (100,000)
Plus depreciation and amortization                                     500,000
                                                                   -----------
Base FFO                                                             2,250,000

Invested Funds                                                      25,000,000
WACC                                                                       7.0%
                                                                   -----------
$ required to distribute                                             1,750,000
                                                                   -----------

Bonus Hurdle:
$ required to distribute                                             1,750,000
Times                                                                      120%
                                                                   -----------
Bonus Hurdle                                                         2,100,000
                                                                   -----------

Bonus FFO                                                            2,250,000
Bonus Hurdle                                                         2,100,000
                                                                   -----------
Gross Bonus                                                            150,000
Bonus Rate                                                                  10%
                                                                   -----------
Earned Bonus                                                            15,000
                                                                   -----------

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